Exhibit  10.26

     THIS  AGREEMENT  made  effective  as  of  the  18th  day  of  July,  1996.

BETWEEN:

LIBERTY TECHNICAL SERVICES LTD., a body corporate, incorporated under the laws of the Commonwealth of Bahamas, with an office in Lagos, Nigeria (hereinafter called the "Corporation")


                                      -and-

TEXADA  HOLDINGS  LTD.,  of  Nassau,  Bahamas
(hereinafter  called  the  "Consultant");


                          CONSULTING SERVICES AGREEMENT
                          -----------------------------

RECITALS:

A. The Corporation is principally engaged in the business of exploration and development of oil and gas properties located principally in Nigeria, Africa;

B. The Corporation is desirous of engaging the consulting services and expertise of the Consultant on the terms, conditions and for the consideration as hereinafter set forth; and

C. The parties desire to enter into this Agreement to set forth the terms pursuant to which the Consulting Services will be provided to the Corporation and the respective rights and obligations of the parties hereto.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

                                    ARTICLE 1
                              CONTRACT FOR SERVICES
                              ---------------------

1.01 Subject to the prior termination of this Agreement as hereinafter provided, the Corporation hereby agrees to contract for and retain the services of the Consultant (hereafter the "Consulting Services") which Consulting Services are to be provided in accordance with the terms and provisions hereof.

1.02 The Consultant covenants and agrees with the Corporation that it shall, for the duration of this Agreement provide an individual having satisfactory professional qualifications and working credentials (the "Named Representative") to perform the Consulting Services. Where the context so requires, any reference to the performance of the Consulting Services shall imply that the Name Representative shall perform such services on the Consultant's behalf. The Consultant appoints Thomas Horricks as the Named Representative under this agreement. The Consultant may not change the Named Representative without the express consent of the Corporation. The Corporation shall not be responsible or liable for the payment of any compensation (except as specifically set out herein) to the Named Representative.

1.03 The Consultant shall be responsible for and shall have such authority as is consistent with the position of Drilling Manager of the Corporation, subject to the power, direction and control of the board of directors of the Corporation (the "Board") or the Operating Committee of the Corporation (the "Operating Committee").

1.04 Notwithstanding Article 1.03 hereof, the Consulting Services shall include the services set forth below, and which Consulting Services shall be provided on the basis of the following terms and conditions:

     (a) the Consultant shall control, supervise, manage and direct the operations of the Corporation, as they relate to the planning, drilling, testing and completion of oil and gas wells. The duties of the Consultant shall include the following:

          (1) assist in all well planning and implementation activities being performed by the Corporation;

          (2) manage, oversee and where applicable, co-ordinate and control well construction and related services being provided in respect of wells to be drilled by or on behalf of the Corporation;

          (3) preparation of all well AFE's including the tracking of such AFE's during drilling, testing and completion operations;

          (4) subject to the prior approval of the Operating Committee, procurement of equipment and services as reasonably required for the drilling and testing of wells;

          (5) management, supervision and reporting to Operating Committee of day to day operations respecting the drilling and testing of each well;

          (6) collection and archiving of all data and other information obtained from each well during drilling and testing operations;

          (7) provision of regular drilling and other related reports to the Operating Committee on a daily basis during drilling and testing operations or at such other times as may be requested by the Operating Committee;

          (8)  liaise and provide assistance to other  employees/consultants  of
               the   Corporation  as  required  or  directed  by  the  Operating
               Committee.

     (b) in addition to the duties set forth above, the Consultant shall assume, obey, implement and execute such duties, directions, responsibilities, procedures, policies and lawful orders as may be determined or given by the Board or Operating Committee from time to time and report results of same as may from time to time be determined by the Board or Operating Committee;

     (c) the Consultant shall faithfully, honestly and diligently serve the Corporation and cooperate with the Corporation and utilize maximum professional skill and care to ensure that all services rendered hereunder are to the satisfaction of the Corporation, acting reasonably, and to provide any other services not specifically mentioned herein, which are in the best interests of the Corporation are maintained;

     (d)  the Named Representative's title shall be Drilling Manager;

     (e) the Consultant will, subject to the prior approval of the Board or Operating Committee, arrange for the Named Representative to join in or participate with organizations, clubs, associations or groups that may provide good business contacts and learning facilities for the benefit of the Corporation.

1.05 The Consultant agrees that the Named Represenative will be required to devote the whole of his time, attention and best efforts to further the business and interests of the Corporation during the period of this Agreement to the exclusion of any and all other employment. Nothing herein shall prohibit the Consultant or the Named Representative from being a shareholder in any corporation whose common shares are traded publicly on a stock exchange. The Named Representative shall not be entitled to be a director for any other company without the prior consent of the Corporation.

1.06 The Consultant acknowledges and agrees that the Consulting Services are of such a nature that regular business hours may be impossible. The Consultant understands that it and the Named Representative may be required to provide the Consulting Services in excess of eight (8) hours per day or five days (5) per week, and on evenings, weekends and holidays. The Consultant agrees that the consideration herein set forth shall be in full and complete satisfaction for the Consulting Services to be provided hereunder, no matter when and how performed and the Consultant releases the Corporation from any additional obligation for pay or other compensation, whatsoever which it might have by reason of any existing or future legislation or otherwise.

1.07 The Consulting Services shall be carried out and performed in Calgary, Alberta or such other places as may be mutually agreed upon between the Consultant and the Corporation.

                                    ARTICLE 2
                                TERM OF CONTRACT
                                ----------------

2.01 Subject to prior termination pursuant to the terms contained in Article 9 hereof, the term of this Agreement respecting the provision of the Consulting Services shall be for a period of three years commencing September 1, 1996 (the "Commencement Date") to and including August 31, 1999 (the "Expiry Date"). The first 90 days following the Commencement Date of this Agreement shall be the "Probation Term" during which time the Consultant shall be subject to the termination provisions contained in Article 9.01(a) hereof and such other terms and conditions set forth throughout this Agreement.

2.02 This Agreement may be renewed from time to time for a further one (1) year term or such other term as the parties may agree, upon the written consent of both parties hereto.

                                    ARTICLE 3
                COMPENSATION AND EXPENSES INCURRED BY CONSULTANT
                ------------------------------------------------

3.01 The Corporation shall pay the following fees (the "Consulting Fees") to the Consultant in respect of the provision of the Consulting Services:

     (a) the sum of United States dollars Ten Thousand Eight Hundred and Thirty Four (U.S.$10,834) dollars per month (being U.S.$130,000 per annum) from the Commencement date until the Expiry Date of this Agreement or until this Agreement is terminated in accordance with Article 9.01 herein.

The Consulting Fees shall be payable on the last day of each month during the term hereof.

3.02 In addition to the Consulting Fees, the Consultant or, at its discretion, the Named Representative shall receive 155,000 incentive stock options (the "Stock Options") to purchase common shares of Abacan Resource Corporation ("Abacan"), being the parent company of the Corporation. The Stock Options are to be issued pursuant to and in accordance with the terms of the incentive stock option plan of Abacan Resource Corporation (the "Plan") at an exercise price of Cdn.$5.35 per common share, exercisable on or before five (5) years from the date hereof. The issuance and exercise price of the Stock Options shall at all times be subject to the terms of the Plan and applicable regulatory and stock exchange approval. The Corporation may change the number or price of the Stock Options issuable herein in accordance with the requirements of the applicable regulatory authority or stock exchange, and any such changes shall hereafter be binding upon the Consultant without additional consideration. Provided that this Agreement has not been previously terminated by the Corporation in accordance with the terms hereof, the Stock Options granted hereby shall vest to the Consultant or the Named Representative as follows:

     (a)  55,000 Stock Options on December 1, 1996;

     (b)  50,000 Stock Options on August 31, 1998;

     (c)  50,000 Stock Options on August 31, 1999.

The Stock Options will be issued in accordance with the usual form of stock option agreement currently in use by Abacan with such changes as counsel for Abacan may advise in order to reflect the terms contained herein. The Corporation acknowledges that in the event of termination of this agreement pursuant to Article 9.01(d) (death of the Named Representative), all unvested stock options shall immediately vest to the Consultant or the Named
Representative  (as  the  case  may  be)  on  the  date  of  termination.

3.03 In addition to the compensation set forth in Articles 3.01 and 3.02 herein, the Corporation shall pay the Consultant a premium of U.S.$300 per day for each day the Named Representative is outside the continental United States and Canada for business purposes. The premium does not apply to days ("Travel Days") where the Named Representative is en-route by air to the business destination where the Named Representative elects to travel to the business destination in business class or equivalent. The premium will be payable in respect of Travel Days if the Named Representative elects to fly economy class or its equivalent.

3.04 In addition to the other compensation set forth herein, the Corporation shall pay the Consultant a one-time Pension Compensation Payment of U.S. $30,000 on September 1, 1996, in lieu of the Name Representative's loss of pension plan from his previous employer. The Consultant shall be responsible for and promptly pay any foreign and domestic taxes that may become payable in respect of the Pension Compensation Payment.

3.05 In addition to the compensation set forth herein, the Corporation shall pay for and on behalf of the Consultant the following costs and expenses:

     (a)  corporate vehicle required for business purposes;

     (b) one half of the costs of a term life insurance policy for the Named Representative in the amount of U.S.$500,000, with a double indemnity provision in the event of accidental death. The Consultant is to arrange for the aforesaid life insurance policy, the terms of which are to be pre-cleared by the Corporation.

3.06 The Consultant shall be responsible for and shall pay any and all domestic or foreign income or related taxes that may become payable by virtue of receiving  compensation  for  the  provision  of  the  Consulting Services.

3.07 The Consultant and the Named Representative are authorized to incur reasonable expenses in or about the provision of the Consulting Services hereunder, including living expenses of the Named Representative while absent from his city of employment, travel and meeting expenses. Subject to approval, the Corporation shall reimburse the Consultant for all such business expenses, provided the Consultant or the Named Representative presents to the Corporation the following:

     (a) A monthly expense report in a form acceptable to the Corporation completed by the Consultant at the end of each calendar month:

          (i)  stating the amount of the expenditure;

          (ii) the time, place, and designation of the type of entertainment and travel or other expense incurred by the Consultant;

          (iii)the business reason for the expenditure and to the extent possible, the nature of the business benefit derived or expected to be derived as a result of the expenditure;

          (iv) the  names,   occupations,   addresses,   and  other  information
               concerning  each  person  who  was  entertained,   sufficient  to
               establish a business relationship to the Corporation.

     (b) Documentary evidence to be appended to the monthly expense report, such as a receipt or a paid bill, that states sufficient information to establish the amount, date, place, and the essential character of the expenditure, for each expenditure.

3.08 The Named Representative shall be expected to travel on the Corporation's behalf as required from time to time. Such travel shall be made in accordance with the Corporation's domestic and international travel policies. The Corporation acknowledges that all international travel will be business class or equivalent and when not available, economy class or its equivalent.

3.09 In the event the Named Representative is assigned overseas, the Corporation will reimburse the Consultant for reasonable in-transit expenses for the Named Representative and his dependants, such as meals, limousine and taxi fares, tips, en-route accommodation, etc. for the initial assignment overseas, transfer between foreign assignments and return to the Named Representative's home of record. Included in the in-transit expenses will be an allowance of one hundred (100) pounds weight for "unaccompanied air baggage" for the initial assignment overseas, transfer between foreign assignments and return to the Consultant's home of record. The Consultant shall provide an expenditure report to the Corporation in respect of such expenses.

3.10 The Named Representative may be issued a corporate credit card of the Corporation (the "credit card"). The Consultant confirms that the credit card is supplied to be used exclusively to cover costs of business travel, accommodation and meals incurred by the Named Representative while on business for the Corporation outside of the city or location of his current assignment. All expenditures incurred on the credit card shall be submitted to the Corporation along with an expense report prepared by the Consultant or Named Representative setting forth:

     (a)  the date and place of expenditure;

     (b) the business reason for the trip abroad, including details of work done while outside city or location of his current assignment;

     (c) the names of persons entertained while outside his city or location of current assignment.

The Consultant agrees that the Named Representative will surrender the corporate credit card to the Corporation immediately upon request and in any event, at the Expiry Date of this Agreement.

                                    ARTICLE 4
                             REVIEW OF COMPENSATION
                             ----------------------

4.01 Subject to renewal as herein provided, the remuneration payable pursuant to Article 3.01 hereof may be reviewed annually by the Board or Operating Committee on or before the anniversary date hereof, at which time the Board shall consider such matters as it may consider relevant and shall determine, in its absolute discretion, whether to maintain or increase the annual remuneration payable by the Corporation to the Consultant hereunder. In the event the Board or Operating Committee elects to amend the Consultant's remuneration, such an amendment shall not effect the other provisions set forth in this Agreement.

                                    ARTICLE 5
                        INCAPACITYOF NAMED REPRESENTATIVE
                        ---------------------------------

5.01 The Corporation agrees that the Named Representative shall be entitled to reasonable time from service:

     (a) without loss of compensation payable to the Consultant, due to sickness or injury or other incapacity on the part of the Named Representative directly associated with the provision of the Consulting Services to the Corporation;

     (b) without compensation being paid to the Consultant due to sickness or pre-existing injury or medical condition on the part of the Named Representative on the effective date of this Agreement;

     (c) without compensation being paid to the Consultant for a voluntary medical procedure on the part of the Named Representative, provided that the prior consent of the Corporation is obtained.

5.02 Nothing herein shall prohibit the Corporation, during of the term of any such incapacity of the Named Representative referred to herein from terminating the services of the Consultant in accordance with Article 9.01 herein.

5.03 The Consultant shall, prior to the end of the Probation Term, advise the Corporation in writing of any pre-existing medical condition, injury or sickness on the part of the Named Representative that could prevent the Named Representative from fully and effectively performing the Consulting Services on behalf of the Consultant for the term of this Agreement.

5.04 The Consultant shall, prior to the end of the Probation Term, require the Named Representative to submit to a full medical examination with a practitioner of the Corporation's choice, all at the Corporation's cost.

5.05 The Consultant acknowledges that the Named Representative may, from time to time and without notice, be required by the Corporation to submit to tests and related procedures relating to the use of illicit or illegal drugs. The Consultant shall enter into an agreement with the Named Representative requiring the Named Representative to voluntarily submit to such tests when requested in a co-operative manner. The Consultant waives any and all claims or actions against the Corporation and its affiliates in respect of the requirement of such tests whatsoever that he might have by reason of any existing or future legislation and shall obtain a similar waiver from the Named Representative upon request of the Corporation.

5.06 In the event the Consultant insures the Named Representative through the Corporation or through a group plan provided by the Corporation for loss of income as a result of disability and the Consultant receives compensation or disability income pursuant thereto, then the amount of remuneration which the Consultant is otherwise entitled to receive hereunder during the period of illness or incapacity on the part of the Named Representative shall be reduced by the amount of compensation or disability income paid by such insurer to the Consultant or Named Representative and the Consultant covenants and agrees that it shall immediately advise the Corporation from time to time of the receipt of any such disability income paid by such insurer to the Consultant or the Named Representative.

                                    ARTICLE 6
                            CONFIDENTIAL INFORMATION
                            ------------------------

6.01 The Consultant covenants and agrees that during the term hereof and for a period of three (3) years thereafter, it will keep in strict confidence and shall not use, directly or indirectly, for any other purpose other than for the purpose of providing services hereunder, all knowledge, information (whether oral or written) and materials obtained or acquired during the course of its providing services hereunder relating to the Corporation or their business and affairs. Other than information disclosed or divulged to the Board or Operating Committee and duly authorized officers and employees of the Corporation, the Consultant will not disclose, divulge, publish or transfer, or authorize or permit anyone else to disclose, divulge, publish or transfer or use to his own advantage any such knowledge, materials, business data or other information obtained pursuant to this Agreement or which relate in any manner to the business and affairs of the Corporation, without the prior written consent of the Corporation, which consent may not be arbitrarily or unreasonably withheld. The Consultant shall obtain an undertaking of confidentiality from the Named Representative in the form of Schedule "A" attached.

6.02 The obligation of the Consultant or the Named Representative as identified in Article 6.01 hereof shall not apply to such knowledge, information, material or business data obtained pursuant to this Agreement or relating in any manner to the business affairs of the Corporation which:

     (a) was demonstrably known to the Consultant prior to receipt thereof pursuant to this Agreement;

     (b)  is available to the public in the form of written publication;

     (c)  shall  have  become   available  to  the   Consultant   or  the  Named
          Representative in good faith from a third party who has a bona fide right to disclose same; and

     (d) that information which is required to be disclosed to any federal, provincial, state or local government or governmental branch, board, agency or instrumentality necessary to comply with relevant timely disclosure laws or regulatory authorities, including stock exchanges having jurisdiction in respect of securities of the Corporation.

                                    ARTICLE 7
                                    VACATION
                                    --------

7.01 The Named Representative shall be entitled to one (1) thirty day (inclusive of business days and weekends) vacation (the "Vacation Period") for each year throughout the term of this Agreement and any and all renewals thereof, provided that the Named Representative shall not be entitled to take any vacation time until following the expiry of the Probation Term. The Consultant shall continue to receive the Consulting Fees during the Vacation Term.

                                    ARTICLE 8
                                NON-ASSIGNABILITY
                                -----------------

9.01 This contract for Consulting Services and all other rights, benefits, and privileges herein conferred may not be assigned by the Consultant without the express written consent of the Corporation.

                                    ARTICLE 9
                                   TERMINATION
                                   -----------

1.30 Notwithstanding the term of this Agreement as set forth in Article 2.01 hereof, this Agreement and the Consulting Services being provided shall be terminable by the Corporation upon the occurrence of any one of the following events:

     (a) at any time without notice or additional compensation during the Probation Term;

     (b) except in the case of termination for cause, at any time following the Probation Term, upon the provision to the Consultant of ninety (90) days written notice (or payment in lieu thereof) of its intention to terminate this Agreement;

     (c) at any time by the Corporation, without notice, or additional compensation for cause. "Cause" shall, without limiting its meaning in common law, include the conviction of the Consultant or the Named Representative for an indictable criminal offence, the failure of a medical examination or drug test, or the breach by the Consultant or the Named Representative of any of the covenants or terms of this Agreement;

     (d) immediately upon the death of the Named Representative provided that the Corporation agrees to pay the Consultant the equivalent of three month's Consulting Fees;

     (e) immediately upon the Consultant or the Named Representative becoming bankrupt or making an assignment for the benefit of creditors in general without additional compensation;

     (f) immediately upon the Corporation becoming bankrupt or making an assignment for the benefit of credits in general or ceasing to carry on business for a period greater than six (6) months; and

     (g) immediately upon confirmation of permanent incapacity due to permanent illness, injury or disability on the part of the Named Representative. For the purposes hereof, "permanent incapacity" means illness, injury or disability on the part of the Named Representative incurred while performing the Consulting Services for the Corporation that in the opinion of an independent medical expert acceptable to the Consultant (or his legal personal representative) and the Corporation will prevent the Named Representative from performing his duties or providing the Consulting Services on behalf of the Consultant for a period longer than six (6) consecutive months. Should the Named Representative become permanently incapacitated and this agreement is terminated for this reason, the Corporation shall pay the Consultant the equivalent of three months Consulting Fees. All unvested stock options shall vest to the Consultant or the Named Representative (as the case may be) on the termination date in the event of termination due to permanent incapacity.

9.02 Subject to Article 10.04, in the event this Agreement is terminated in accordance with the provisions of Article 9.01 hereof, the Consultant shall not be entitled to additional remuneration payable by the Corporation hereunder from and after the date of termination except as specifically provided in Article
9.01 herein. In the event the Named Representative is relocated overseas, the Corporation shall pay for reasonable in-transit expenses to enable the Named Representative to return to his home jurisdiction as set out in Article 3.08 upon the termination of this Agreement.

                                   ARTICLE 10
             CHANGE OF CONTROL, MERGER, AMALGAMATION, SALE OF ASSETS
             -------------------------------------------------------

10.01     In  the  event  of:

     (a) a change of control of the Corporation or Abacan (as such term is customarily used in the Securities Act, Alberta) through ownership of its common shares; or

     (b) a change in all or substantially all of the Board of the Corporation or Abacan; or

     (c) the Corporation or Abacan merging, amalgamating or re-organizing with another corporation that is not an affiliate with the Corporation or Abacan; or

     (d) the sale of all or substantially all of the assets or undertakings of the Corporation, the Corporation shall provide the Consultant with Notice of such events (the "Change of Control Event").

10.02 Not later than 30 days following the completion of the Change of Control Event contemplated in Article 10.01(a), (b) or (c), the Corporation or its successor shall advise the Consultant whether the Consultant Services are still required.

10.03 Should notice be provided that the Consultant's services are still required after the Change of Control Event, the Consultant, Corporation or the successor shall continue to be bound by the terms of this agreement.

10.04 Should the Change of Control Event be pursuant to Article 10.01(d) or should notice be provided that the Consultant's services are no longer required after the Change of Control Event, in accordance with Article 10.02 herein, or should the services of the Consultant be terminated within 30 days of the Change of  Control  Event  (other  than  in  accordance  with  Article  9.01(c)),

     (a)  the  Consultant   shall  be  entitled  to  a  lump  sum  payment  upon
          termination of the equivalent of three months Consulting Fees; and

     (b) all unvested stock options shall immediately vest to the Consultant or the Named Representative (as the case may be) effective as of the Change of Control Event.

                                   ARTICLE 11
                              CONFLICT OF INTEREST
                              --------------------

11.01 The Consultant covenants and agrees with the Corporation that during the term hereof and for a period of three (3) years thereafter, it will not, either individually or in partnership or jointly or in conjunction with any person or association, syndicate, as principal, agent, shareholder, or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used by any person or persons, including, without limitation, any individual, firm, association, syndicate, company, corporation, or other business enterprise, engaged in or concerned with or interested in any business or any part thereof presently carried on by the Corporation with respect to their business or any other business at any time during the term hereof carried on by the Corporation, without the prior written consent of the Corporation which consent will not be arbitrarily or unreasonably withheld. The Consultant shall obtain an equivalent undertaking from the Named Representative in the form of Schedule "B" attached.

11.02 During the period identified in Article 11.01, the Consultant shall not solicit, engage in, assist or have an interest in or be connected with any person, firm or corporation soliciting any customer known or ought to be known to the Consultant to be a customer or business associate of the Corporation.

11.03 During the period identified in Article 11.01, the Consultant shall not induce, entice or attempt to obtain the withdrawal from the Corporation of any employee or management personnel either before or after the termination of this Agreement.

11.04 If the Corporation ceases to carry on business for a continuous period of six (6) months or more, then the provisions of Article 6 and Article 11 hereof shall be null and void and shall cease to have any force and effect after the expiration of the aforesaid period of time.

                                   ARTICLE 12
                                     NOTICES
                                     -------

12.01 All notices required or allowed to be given under this Agreement shall be made either personally or by mailing same by prepaid registered post, addressed as hereinafter set forth or to such other address as may be designated from time to time by such party in writing, and any notice mailed as aforesaid shall be deemed to have been received by the addressees thereof on the fifth business day following the day of mailing:

     Corporation:               Liberty  Technical  Services  Ltd.
                                7th  Floor,  Folawiyo  Plaza
                                38  Warehouse  Road,  Apapa,  Lagos
                                Nigeria
                                Fax:  (234)  1-545-0301

     with  a  copy  to:         Abacan  Resource  Corporation
                                1750,  800  -  5th  Avenue  S.W.
                                Calgary,  Alberta
                                T2P  3T6
                                Fax:  (403)  269-3944

     Consultant:                Texada  Holdings  Ltd.
                                64  Tradewinds  Building
                                Bay  Street
                                P.O.  Box  N-8220
                                Nassau,  Bahamas
                                Attention:  Bruce  C.  Bell
                                Tel:  (809)  322-8020
                                Fax:  (809)  328-7330

     Any party may from time to time change its address for service hereunder on written notice to the other parties. Any notice may be served by hand delivery or by mailing same by prepaid, registered post, in a properly addressed envelope, addressed to the party to whom the notice is to be given at its address for service hereunder.

                                   ARTICLE 13
                                  SEVERABILITY
                                  ------------

13.01 Each provision of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it will not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

                                   ARTICLE 14
                                     RELIEF
                                     ------

14.01 The parties to this Agreement recognize that a breach by the Consultant or Named Representative of any of the covenants herein contained would result in damages to the Corporation and that the Corporation could not adequately be compensated for such damages by monetary award. Accordingly, the Consultant agrees that in the event of any such breach, in addition to all other remedies available to the Corporation at law or in equity, the Corporation will be entitled as a matter of right to apply to a court of competent equitable jurisdiction of such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

                                   ARTICLE 15
                                     WAIVER
                                     ------

15.01 The parties agree that all restrictions in this Agreement are necessary and fundamental to the protection of the Corporation and are reasonable and valid, and all defences to the strict enforcement of Article 6 and Article 11 hereof by the Corporation are hereby waived by the Consultant.

                                   ARTICLE 16
                                     GENERAL
                                     -------

16.01 The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

16.02 The provisions of this Agreement will enure to the benefit of and be binding upon the successors and assigns of the Corporation and Consultant respectively.

16.03 Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context of the parties hereto so require.

16.04    Time  is  of  the  essence  hereof.

16.05 This Agreement shall be construed and interpreted in accordance with the laws of England and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such jurisdiction.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date and year first above written.


                                        LIBERTY  TECHNICAL  SERVICES  LTD.



                                        Per: /s/ Wade Cherwayko
                                             ------------------------
                                        Wade G. Cherwayko, President


                                        TEXADA  HOLDINGS  LTD.



                                        Per: /s/ Bruce Bell
                                             -----------------
                                             Bruce C. Bell

                                  Schedule "A"

                         Undertaking of Confidentiality
                         ------------------------------

In consideration of the execution of a Consulting Services Agreement between Texada Holdings Ltd. (the "Consultant") and Liberty Technical Services Ltd. (the "Corporation"), the undersigned covenants and agrees with the Consultant and the Corporation as follows:

1. That during the term of the Consulting Services Agreement and for a period of three (3) years thereafter, I will keep in strict confidence and shall not use, directly or indirectly, for any other purpose other than for the purpose of providing services thereunder, all knowledge, information (whether oral or written) and materials obtained or acquired during the course of the provision of the services under the Consulting Services Agreement on behalf of the Consultant relating to the Corporation or its business and affairs. Other than information disclosed or divulged to the Board or Operating Committee and duly authorized officers and employees of the Corporation, I will not disclose, divulge, publish or transfer, or authorize or permit anyone else to disclose, divulge, publish or transfer or use to his own advantage any such knowledge, materials, business data or other information obtained pursuant to this Agreement or which relate in any manner to the business and affairs of the Corporation, without the prior written consent of the Corporation, which consent may not be arbitrarily or unreasonably withheld.

2. My obligation of confidentiality as identified above shall not apply to such knowledge, information, material or business data obtained pursuant to this Agreement or relating in any manner to the business affairs of the Corporation which:

     (a) was demonstrably known by me prior to the effective date of the Consulting Services Agreement;

     (b)  is available to the public in the form of written publication;

     (c) shall have become available to mr in good faith from a third party who has a bona fide right to disclose same; and

     (d) that information which is required to be disclosed to any federal, provincial, state or local government or governmental branch, board, agency or instrumentality necessary to comply with relevant timely disclosure laws or regulatory authorities, including stock exchanges having jurisdiction in respect of securities of the Corporation.

Dated  this  ____  day  of  August,  1996

                                                       /s/ Thomas Horricks
                                                       -------------------
                                                       Thomas Horricks

                                  Schedule "B"

                         Undertaking of Non-Competition
                         ------------------------------

In consideration of the execution of a Consulting Services Agreement between Texada Holdings Ltd. (the "Consultant") and Liberty Technical Services Ltd. (the "Corporation"), the undersigned covenants and agrees with the Consultant and the Corporation as follows:

1. That during the term of the Consulting Services Agreement and for a period of three (3) years thereafter, I will not, either individually or in partnership or jointly or in conjunction with any person or association, syndicate, as principal, agent, shareholder, director, officer, employee or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit my name or any part thereof to be used employed by any person or persons, including, without limitation, any individual, firm, association, syndicate, company, corporation, or other business enterprise, engaged in or concerned with or interested in any business or any part thereof presently carried on by the Corporation with respect to its business or any other business at any time during the term hereof carried on by the Corporation, without the prior written consent of the Corporation which consent will not be arbitrarily or unreasonably withheld.

2. During the period identified above, I shall not solicit, engage in, assist or have an interest in or be connected with any person, firm or corporation soliciting any customer known or ought to be known by me to be a customer or business associate of the Corporation.

3. During the period identified above, I shall not induce, entice or attempt to obtain the withdrawal from the Corporation of any employee or management personnel either before or after the termination of this Agreement.

Dated  this  ____  day  of  August,  1996

                                                       /s/ Thomas Horricks
                                                       -------------------
                                                           Thomas Horricks